                              EXHIBIT 99.B(9)(a)


                  EXISTING TRANSFER AGENT SERVICES AGREEMENT

                                      AND

                AMENDMENT TO TRANSFER AGENT SERVICES AGREEMENT

                       TRANSFER AGENT SERVICES AGREEMENT
                       =================================

     This Agreement, dated as of the 30th day of November, 1993, made by and between CT&T Funds, a Delaware Business Trust (the "Trust") operating as a registered investment company under the Investment Company Act of 1940, as amended, and duly organized and existing under the laws of the State of Delaware and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                               WITNESSETH THAT:

     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and

     WHEREAS, the Trust desires to retain Fund/Plan to perform share transfer agency, redemption and dividend disbursing services as set forth in this Agreement and in Schedule "A" attached hereto, and to perform certain other functions in connection with these duties; and

     WHEREAS, Fund/Plan is registered with the Securities and Exchange Commission as a Transfer Agent as required under Section 17(A)(c) of the Securities Exchange Act of 1934, as amended; and

     WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below; and

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

     Share Certificates shall mean the certificates representing shares of stock of the Series.

     Shareholders shall mean the registered owners of the Shares of the Series in accordance with the share registry records maintained by Fund/Plan for the Trust.

     Shares shall mean the issued and outstanding shares of the Series.

     Signature Guarantee shall mean that signatures will be guaranteed by an "eligible guarantor institution" as defined in rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

     Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to Fund/Plan to be a person or persons authorized by a resolution of the Board of Trustees of the Trust, to give Oral Instructions to Fund/Plan.

     Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Fund/Plan to be the signature of a person authorized by a resolution of the Board of Trustees of the Trust to give Written Instructions to Fund/Plan.

                           TRANSFER AGENCY SERVICES

     Section 2. The Trust shall furnish to Fund/Plan as Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of Fund/Plan. Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Trust authorized by law or the by-laws of the Trust to sign Share Certificates and, if required, shall bear the seal of the Trust, or a facsimile thereof.

     Section 3. Fund/Plan as Transfer Agent, shall make original issues of Shares in accordance with Section 14 and 15 below and with the Trust's Prospectus and Statement of Additional Information upon the written request of the Trust, and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Trustees of the Trust authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

     Section 4. Transfers of Shares shall be registered and new Share Certificates issued by Fund/Plan upon surrender of outstanding Share Certificates, (i) in the form deemed by Fund/Plan to be properly endorsed for transfer, (ii) with all necessary endorser's signatures guaranteed pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, accompanied by, (iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and
(iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

     Section 5. When mail is used for delivery of Share Certificates, Fund/Plan shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance to be arranged by Fund/Plan.

     Section 6. In registering transfers, Fund/Plan as Transfer Agent may rely upon the Uniform Commercial Code or any other statutes which, in the written opinion (a copy of which shall previously have been furnished to the Trust) of counsel, protect Fund/Plan and the Trust in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

     Section 7. Fund/Plan as Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to Fund/Plan and may issue new Share Certificates in exchange for and upon surrender of mutilated Share Certificates.

     Section 8. In case any officer of the Trust who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share Certificates, Fund/Plan as Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Series notwithstanding such death, resignation or removal; and the Trust shall file promptly with Fund/Plan such approval, adoption or ratification as may be required by law.

     Section 9. With respect to confirmed trades received by Fund/Plan as Transfer Agent for the Series, Fund/Plan shall periodically notify the Trust of the current status of outstanding confirmed trades. Fund/Plan is authorized to cancel confirmed trades which have been outstanding for thirty (30) days. Upon such cancellation, the Transfer Agent shall instruct the Accounting Agent to adjust the books of the Trust accordingly.

     Section 10. Fund/Plan will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of Share Certificates. Fund/Plan is responsible to provide reports of Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions from time to time owned by them for which no Share Certificates are outstanding.

     Section 11. Fund/Plan will issue Share Certificates for Shares of the Series, only upon receipt of a written request from a Shareholder. In all other cases, the Trust authorizes Fund/Plan to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case Fund/Plan as Transfer Agent, shall merely note on its Shareholder registration records the issuance of the Shares and fractions (if any) and shall credit the proper number of Shares and fractions to the respective Shareholders' accounts. Likewise, whenever Fund/Plan has occasion to surrender for redemption Shares and fractions owned by Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Trust authorizes Fund/Plan in such cases to process the transactions by appropriate entries in its Share transfer records, and records of issued Shares outstanding.

     Section 12. Fund/Plan in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a Stock Transfer Agent for a corporation as listed in Schedule "A". It will countersign for issuance or reissuance Share Certificates representing original issue or reissued Shares as directed by the Written Instructions of the Trust and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Fund/Plan may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Trust, or upon the advice of counsel for the Trust or for Fund/Plan. Fund/Plan may record any transfer of Share Certificates which is reasonably believed by it to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith Fund/Plan in its capacity as Transfer Agent deems such refusal necessary in order to avoid any liability either to the Trust or Fund/Plan. The Trust agrees to indemnify and hold harmless Fund/Plan from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act. Fund/Plan shall maintain and reconcile all operating bank accounts necessary to facilitate all transfer agency processes; including, but not limited to, distribution disbursements, redemptions and payment clearance accounts.

     Section 13. In case of any request or demand for the inspection of the Share records of the Series, Fund/Plan as Transfer Agent shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. Fund/Plan may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                              ISSUANCE OF SHARES

     Section 14. Prior to the daily determination of net asset value in accordance with the Series' Prospectus and Statement of Additional Information, Fund/Plan shall process all purchase orders received since the last determination of the Series' net asset value.

     Fund/Plan shall calculate daily the amount available for investment in Shares at the net asset value determined by the Series' pricing agent as of the close of regular trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. Fund/Plan as agent for the Shareholders shall place a purchase order daily with the appropriate Series for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Trust, in writing.

     Section 15.  Fund/Plan having made the calculations provided for in
Section 14, shall thereupon pay over the net asset value of Shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by Fund/Plan to the Shareholder Registration Records. The Shares and fractional Shares purchased for each Shareholder will be credited by Fund/Plan to that Shareholder's separate account. Fund/Plan shall mail to each Shareholder a confirmation of each purchase, with copies to the Trust, if requested. Such confirmations will show the prior Share balance, the new Share balance, the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

                                  REDEMPTIONS

     Section 16. Fund/Plan shall, prior to the daily determination of net asset value in accordance with the Series' Prospectus and Statement of Additional Information, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Fund/Plan shall advise the Trust of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. Fund/Plan as Pricing Agent shall then determine the applicable net asset value, whereupon Fund/Plan shall furnish the Trust with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and make the proper distribution and application of the redemption proceeds in accordance with the Series' Prospectus and Statement of Additional Information. The stock registry books recording outstanding Shares, the Shareholder Registration Records and the individual account of the Shareholder shall be properly debited.

     Section 17. The proceeds of redemption shall be remitted by Fund/Plan in accordance with the Series' Prospectus and Statement of Additional Information, by check mailed to the Shareholder at the Shareholder's registered address or wired to an authorized bank account. If Share Certificates have been issued for Shares being redeemed, then such Share Certificates and a stock power with a Signature Guarantee pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934 (as defined in Section 1 of this Agreement), shall accompany the redemption request.

     For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Trust shall provide Fund/Plan, from time to time, with Written Instructions concerning the time within which such requests may be honored.

                                   DIVIDENDS

     Section 18. The Trust shall notify Fund/Plan of the date of each dividend declaration or capital gains distribution and the record date for determining the Shareholders entitled to payment. The per share payment amount of any dividend or capital gain shall be determined by the Trust after receipt of necessary information from and consultation with Fund/Plan.

     Section 19. On or before each payment date, the Trust will notify Fund/Plan in its capacity as Dividend Disbursing Agent of the total amount of the dividend or distribution currently payable. Fund/Plan will, on the designated payment date, automatically reinvest all dividends in additional Shares except in cases where Shareholders have elected to receive distribution in cash, in which case Fund/Plan will mail distribution checks to the Shareholders for the proper amounts payable to them from monies transferred by the Custodian to Fund/Plan for that purpose.

                                      FEES

     Section 20. The Trust agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Trust and Fund/Plan. The Trust agrees and understands that Fund/Plan's compensation be comprised of two components:

     (i) An annual Shareholder account maintenance fee calculated by multiplying the monthly average number of accounts in each Series by one twelfth (1/12th) the per account fee as stated in Schedule "B", subject to a minimum fee per Series, which fee the Trust hereby authorizes Fund/Plan to collect by debiting the Trust's custody account for invoices which are rendered for such services performed. The invoices for the services performed will be sent to the Trust after such debiting with the indication that payment has been made; and

     (ii) reimbursement of any out-of-pocket expenses paid by Fund/Plan on behalf of the Trust which out-of-pocket expenses will be billed to the Trust within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Trust agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

                               GENERAL PROVISIONS

     Section 21. Fund/Plan shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended, any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under the Act.

     Section 22. In addition to the services as Transfer Agent and Dividend Disbursing Agent as above set forth, Fund/Plan will perform other services for the Trust as agreed upon from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Trust, preparation of one annual list of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

     Section 23. Nothing contained in this Agreement is intended to or shall require Fund/Plan in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.

     Section 24.

          (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust, in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith, negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

          (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Trust, shall be deemed, when rendering services to such entity or acting on any business of the Trust, (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though that person is being paid salary by Fund/Plan.

          (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder; (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any certificate, instrument, order, or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust or upon the opinion of legal counsel to the Trust, or its own counsel; or (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this agreement, which action or omission was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

          (d) Fund/Plan shall give written notice to the Trust within ten (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Trust of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Trust of any liability arising under this Section or otherwise, except to the extent that failure to give notice prejudices the Trust.

          (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. In the event the Trust chooses to defend or prosecute such claim, the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

          (f) The Trust shall not settle any claim without Fund/Plan's express written consent which consent shall not be unreasonably withheld. Fund/Plan shall not settle any claim without the Trust's express written consent which likewise shall not be unreasonably withheld.

     Section 25. Fund/Plan is authorized, upon receipt of Written Instructions from the Trust to make payment upon redemption of Shares without a signature guarantee. The Trust hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares pursuant to Written Instructions and without a signature guarantee; upon the request of Fund/Plan, the Trust shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Fund/Plan shall notify the Trust of any such action, suit or claim within thirty (30) days after receipt by Fund/Plan of notice thereof.

     Section 26.

          (a) The term of this Agreement shall be for a period of three (3) years, commencing on the date hereof and shall continue in force from year to year thereafter, but only so long as such continuance is approved annually, (1) by Fund/Plan, and (2) by vote of a majority of the Trust's Board of Trustees.

          (b) The fee schedule as set forth in Schedule "B" will be fixed for a one (1) year period from the date of the Agreement. After the one (1) year period, the fee schedule will be subject to annual review and adjustment.

          (c) The Trust or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, not less than one hundred eighty (180) days after the giving of the notice. Upon the effective termination date, the Trust shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.

          (d) In the event that in connection with termination of this Agreement a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Trust by written notice to Fund/Plan, Fund/Plan shall, promptly upon such termination and at the expense of the Trust, transfer all Shareholder records and shall cooperate in the transfer of such duties and responsibilities.

     Section 27. The Trust shall file with Fund/Plan a certified copy of each resolution of its Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of this Agreement.

     Section 28. This Agreement may be amended from time to time by a supplemental agreement executed by the Trust and Fund/Plan.

     Section 29. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

     If to CT&T Funds:                                      If to Fund/Plan:
     -----------------                                      ----------------

     CT&T Funds                                     Fund/Plan Services, Inc.
     171 North Clark Street                                2 West Elm Street
     Chicago, IL  60601-3294                          Conshohocken, PA 19428
     Attention:  Andrew P. Mayo                 Attention: Kenneth J. Kempf,
                     President                                     President


     Section 30. The Trust represents and warrants to Fund/Plan that the execution and delivery of this Shareholder Services Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Board of Trustees of the Trust.

     Section 31. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 32. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Trust, authorized or approved by a resolution of their respective Boards of Directors.

     Section 33. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

     Section 34. No provision of this Agreement may be amended or modified, in any manner except in writing, properly authorized and executed by Fund/Plan and the Trust.

     Section 35. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting in its entirety, of twelve type written pages, together with Schedules "A" , "B" and "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.



CT&T Funds                                              Fund/Plan Services, Inc.
----------                                              ------------------------


____________________________________        ____________________________________
By:  Andrew P. Mayo, President              By: Kenneth J. Kempf, President




____________________________________        ____________________________________
Attest: Thomas B. Green,  Secretary         Attest: Janet F. Davis, Secretary


                   (SEAL)                           (SEAL)

                AMENDMENT TO TRANSFER AGENT SERVICES AGREEMENT
                ----------------------------------------------

     This AGREEMENT, dated as of the 21st day of December, 1995 made by and between CT&T FUNDS, a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and FUND/PLAN SERVICES, INC. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust and Fund/Plan originally entered into an agreement dated November 30, 1993, as amended on June 16, 1994 and on March 15, 1995 wherein Fund/Plan agreed to provide mutual fund transfer agency and related services to the Trust (the "Transfer Agent Services Agreement"); and

     WHEREAS, the Parties wish to amend the Transfer Agent Services Agreement to reflect the following change:

     * The names of certain Series of the Trust have been changed, as set forth on the attached amended Schedule "C".

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of one type-written page, together with Schedule "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.



CT&T FUNDS                              FUND/PLAN SERVICES, INC.
----------                              ------------------------


____________________________________    ____________________________________
By:  Andrew P. Mayo, President          By:  Kenneth J. Kempf, President


____________________________________    ____________________________________
Attest:  Kenneth C. Anderson,           Attest:  Janet F. Davis, Secretary
           Vice President

                                                                    SCHEDULE "A"
                                                                    ============

                            TRANSFER AGENCY SERVICES
                                      FOR
                                   CT&T FUNDS
--------------------------------------------------------------------------------

 .    Establishing new accounts and entering demographic data into shareholder base.

 .    Responding to shareholder calls and written inquiries.

 .    A Real-time Customer Information File (CIF) to link accounts within the
     Fund and across Funds. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

 .    100% same-day Quality Control of new accounts.

 .    Processing all investments to include:
     - initial investments
     - subsequent investments through lock box computer interface
     - pre-authorized investments through ACH
     - government allotments through ACH
     - wire trades

 .    Establishing and maintaining Rights of Accumulation and Letters of Intent with escrow handling as needed.

 .    Processing tax ID certifications, NRA processing and back-up withholding.

 .    Processing regular and legal transfers.

 .    Exchange processing via automated exchange system.

 .    Processing reinvestment of dividends from one fund into another fund.

 .    Sweep purchases and redemptions for brokerage, bank, or other accounts via tape or transmission.

 .    Generating trade confirmations with copies to dealers, representatives and funds.

 .    Redemption processing to include:
     - full and partial redemptions
     - check writing redemptions
     - selected group redemptions
     - wire trade redemptions.

 .    Interface to Fund/SERV System.

 .    Maintain dealer file by fund group to include dealer, branch, representative number and name.

 .    Commission processing with up to four commission tables.

 .    Issuing, canceling and replacement of certificates through surety bonds.

 .    Maintain Blue Sky reporting and produce daily and monthly reports. Daily reports reflect a "warning system" that informs the Fund when it is within a certain percentage of shares registered in a state, or within a certain time period for permit renewal.

 .    Producing daily, monthly or periodic reports of shareholder activity, shareholder lists, labels, etc.

 .    Ad Hoc reports as desired by fund management.

 .    Addressing, mailing, and tabulation of annual proxy cards, as necessary.

 .    Preparation of federal tax information forms to include 1099-DIV's,
     1099-B's, 1042's, etc. with tape to the Internal Revenue Service.

 .    Microfilming and indexing in PC system pertinent shareholder documents to provide automated location.

 .    System access by PC dial-up or by dedicated line.

 .    Retirement Plan processing.

 .    Institutional Servicing -

     In addition to utilizing the expertise of the Retail Operations area, institutional clients are also assigned a representative to handle the special requests necessary to keep an Institutional Fund running smoothly.

                                                                    SCHEDULE "B"
                                                                    ============

                                FEE SCHEDULE FOR
                                   CT&T FUNDS
                            ~~~~~~~~~~~~~~~~~~~~~~~~

     (All fees are quoted for a term of one (1) year from effective date.)



SHAREHOLDER SERVICES AND TRANSFER AGENT
---------------------------------------

I. The following is our schedule for Shareholder Services and Transfer Agent Services:

     Quarterly/Semi-Annual/Annual Dividends
     --------------------------------------
     $10.40 per Account per Year

     Monthly Dividends
     -----------------
     $12.00 per Account per Year

     Daily Dividends
     ---------------
     $18.00 per Account per Year


     Minimum Monthly Fee - $2,500 per portfolio; $30,000 per Year


II.  Retirement Plan Fees: (if applicable)
     --------------------

     $15.00 per Account - Annual Maintenance Fee for IRA Accounts on Fund/Plan's Transfer Agency System. This fee is typically charged to the shareholder.


OUT-OF-POCKET EXPENSES
----------------------

The Funds will reimburse Fund/Plan Services monthly for all out-of-pocket expenses, including telephone, postage, telecommunications, special reports, record retention, etc. The cost of copying and sending materials to auditors for off-site audits will be an additional expense.

ADDITIONAL SERVICES
-------------------

Activities of a non-recurring nature such as fund consolidations, mergers, or reorganizations will be subject to negotiation. To the extent the Funds should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services or reports will be quoted upon request.

                                                            SCHEDULE "C"
                                                            ============

                                                 AS AMENDED ON DECEMBER 21, 1995
                                                 -------------------------------



                            IDENTIFICATION OF SERIES
                            ========================

Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Agreement:

          CT&T FUNDS
          ----------

          CHICAGO TRUST GROWTH & INCOME FUND
          CHICAGO TRUST ASSET ALLOCATION FUND
          CHICAGO TRUST BOND FUND
          CHICAGO TRUST MUNICIPAL BOND FUND
          CHICAGO TRUST MONEY MARKET FUND
          CHICAGO TRUST TALON FUND
          MONTAG & CALDWELL GROWTH FUND
          MONTAG & CALDWELL BALANCED FUND


This Schedule "C" may be amended form time to time by agreement of the parties.